Exhibit 10.18
Form of Amendment to
Key Executive Employment Protection Agreement
     This amendment (this “Amendment”) to the Key Executive Employment Protection Agreement (the “Agreement”) between Landstar System, Inc., a Delaware corporation (the “Company”), and _______________ (the “Executive”), dated _______________ __, 200__, is entered into as of _______________, 200__.
     WHEREAS, the parties to the Agreement desire to amend the Agreement in certain respects.
     NOW THEREFORE, the Agreement is hereby amended as follows:
     1. Section 2(a)(ii) of the Agreement is hereby deleted in its entirety and a new Section 2(a)(ii) shall be added to read as follows:
(ii) the Shareholders of the Company approve a definitive agreement (a “Definitive Agreement”) (a) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the shareholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation or (b) for the sale or other disposition of all or substantially all of the assets of the Company, and the transactions contemplated by such Definitive Agreement are, in either case, consummated;
     2. The first sentence of Section 3(a) of the Agreement is hereby deleted in its entirety and a new first sentence of such Section 3(a) shall be added to read as follows:
If (x) on or before the second anniversary of the Change in Control Date (i) the Company terminates the Executive’s employment for any reason other than for Cause or Disability or (ii) the Executive voluntarily terminates his employment for Good Reason or (y) the Executive voluntarily terminates his employment for any reason at any time within the 60-day period beginning on the 181st day following the Change in Control Date or (z) if the Executive’s employment is terminated by the Company for any reason other than death, Disability or Cause or by the Executive for Good Reason, after the execution of a Definitive Agreement but prior to the consummation thereof and the transaction contemplated by such Definitive Agreement are consummated, then the Company shall pay to the Executive the following amounts:
     3. Except as set forth above, the Agreement shall remain in full force and effect in all respects.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the ___ day of _______________, 200__.

LANDSTAR SYSTEM, INC.
By:	/s/
Name:
Title:

Agreed and Accepted:

____________________________ ____________________________ Date

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